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                                                                      Exhibit 21

                            ALLFIRST FINANCIAL INC

                          Subsidiaries of Registrant


                                                              Jurisdiction of
Name                                                          Incorporation
----                                                          -------------
Allfirst Bank                                                 Maryland
  Allfirst Annuities Agency Corporation                       Maryland
  Allfirst Brokerage Corporation                              Maryland
  Allfirst Insurance Corporation                              Maryland
  Allfirst Trust Company National Association                 United States
  Allfirst Trust Company of Pennsylvania N.A.                 United States
  Allfirst Realty Holding, Inc.                               Virginia
  Allfirst Mortgage Trust                                     Maryland
  Allied Investment Advisors, Inc.                            Maryland
  EMS Financial, Inc.(fka Eastern Mortgage Services, Inc.)    Pennsylvania
  First Maryland Bancorp Fund, L.P (indirect ownership)       Delaware
  First Maryland International Banking Corporation            United States
  Sussex Capital Corporation                                  Delaware
   WMATA 1998 - 1/st/M-B4 Trust                               Maryland
  CH Allentown, L.L.C.                                        Maryland
  CH Bowie Park, Limited                                      Maryland
  CH Burtonsville, L.L.C.                                     Maryland
  CH Naples, L.L.C.                                           Maryland
  CH Residential Properties                                   Maryland
  CH Wyemoor Limited L.L.C.                                   Maryland
  Cheasapeake Holdings Company                                Maryland
     CH Allentown, L.L.C.                                     Maryland
     CH Burtonsville, L.L.C.                                  Maryland
     CH Naples, L.L.C.                                        Maryland
     CH Wyemoor Limited, L.L.C.                               Maryland
     Chesapeake Holdings 198, L.L.C.                          Maryland
     Chesapeake Holdings Belmont, L.L.C.                      Maryland
     Chesapeake Holdings Dorsey Road, L.L.C.                  Maryland
     Chesapeake Holdings Melwood  L.L.C                       Maryland
     Chesapeake Holdings Presidential, L.L.C.                 Maryland
     Chesapeake Holdings Rainbow, L.L.C. (inactive)           Maryland
     Chesapeake Holdings Riva Road, L.L.C.                    Maryland
     Chesapeake Holdings Somerset, L.L.C. (inactive)          Maryland
  Chesapeake Holdings II, Limited                             Maryland
  Chesapeake Holdings 198, L.L.C.                             Maryland
  Chesapeake Holdings Belmont, L.L.C.                         Maryland
  Chesapeake Holdings Dorsey Road, L.L.C                      Maryland
  Chesapeake Holdings BP Development, Limited                 Maryland
  Chesapeake Holdings BP Property, Limited                    Maryland

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  Chesapeake Holdings Fort Myers, Limited Corporation       Maryland
  Chesapeake Holdings Melwood, L.L.C.                       Maryland
  Chesapeake Holdings Nottoway, Limited                     Maryland
  Chesapeake Holdings Presidential  , L.L.C.                Maryland
  Chesapeake Holdings Radio, Limited                        Maryland
  Chesapeake Holdings Rainbow, L.L.C.                       Maryland
  Chesapeake Holdings Riva Road, L.L.C.                     Maryland
  Chesapeake Holdings Riverside, Limited                    Maryland
  Chesapeake Holdings S.C., L.L.C.                          Maryland
  Chesapeake Holdings Somerset, L.L.C.                      Maryland
  Chesapeake Holdings Sun Marine, Limited (inactive)        Maryland
  Chesapeake Holdings Winchester, Limited                   Maryland
  Financial Land Company (inactive)                         Pennsylvania
  Republic Loan Holdings, L.L.C.
       f/k/a FMB Real Estate Loan Holdings, L.L.C.          Maryland
  York Outlet, Limited                                      Maryland
  York Reading Land, Inc.                                   Pennsylvania
  York Realty Holding Company, Inc.                         Maryland
  York Wyndham Land, Inc.                                   Pennsylvania
  York East Manchester Land, Inc.
     f/k/a York Elizabethtown Land, Inc.                    Pennsylvania
Allfirst Financial Center National Association              United States
Allfirst Foundation, Inc.                                   Maryland
Allfirst Leasing Corporation                                Maryland
Allfirst Life Insurance Corporation                         Arizona
Allfirst Mortgage Corporation                               Maryland
Allfirst Preferred Asset Trust                              Delaware
Allfirst Preferred Capital Trust                            Delaware
Beechwood Investments Ltd.                                  British West Indies
  Beechwood Investments-Chile Ltda                          Chile
     Forestal San Jose, S.A. (Indirect Ownership)           Chile
Compania Caceres Y Virtudes, Grand Cayman                   British West Indies
  Portuaria Coronel, S.A. (Indirect Ownership)              Chile
Compania La Proa, Ltd.                                      British West Indies
  Bemberg Industrial, S.A. (B.I.S.A.)  (Indirect Ownership) Argentina
Fariza Ltd.                                                 British West Indies
  Fariza-Chile Ltda                                         Chile
     Forestal San Jose, S.A.  (Indirect Ownership)          Chile
First Center Corporation                                    Maryland
  Pratt-Greene Associates Limited Partnership
     (Indirect Ownership)                                   Maryland
First Greene Corporation                                    Maryland
  Pratt-Greene Associates Limited Partnership
     (Indirect Ownership)                                   Maryland
First Maryland Capital I                                    Delaware
First Maryland Capital II                                   Delaware
First Maryland Commercial Holdings Corporation              Maryland
First Maryland Holdings Corporation                         Maryland
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  First Manufactured Housing Credit Corporation          New York
     First Carolina Financial Corporation                South Carolina
First Maryland Personnel Services, Inc.                  Maryland
First National Mortgage Corporation                      Maryland
Indian River Capital Corporation                         Delaware
Juragua Limited                                          British West Indies
  Inversiones Industriales SA (Indirect Ownership)       Chile
Melquiades Limited                                       British West Indies
  Jugos del Sur, S.A. (Indirect Ownership)               Argentina
  Jugos Alcon (Indirect Ownership)                       Argentina
Santelices Limited                                       British West Indies
  Inversiones Industriales SA (Indirect Ownership)       Chile
Williams, Daniels & Associates, Inc.
  f/k/a  First Maryland Agency Incorporated              Maryland
Zirkin-Cutler Investments, Inc.                          Maryland